--------------------------------------------------------------------------------









                               SERVICING AGREEMENT



                                     between

                           WEST PENN FUNDING [II] LLC



                                       and

                             WEST PENN POWER COMPANY



                                    Servicer

                                 Dated as of [ ]









--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   Definitions

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Other Definitional Provisions...................................5

                                   ARTICLE II
                    Appointment and Authorization of Servicer

SECTION 2.01.  Appointment of Servicer; Acceptance of Appointment..............6
SECTION 2.02.  Authorization...................................................6
SECTION 2.03.  Dominion and Control over Serviced Intangible Transition
               Property........................................................6

                                   ARTICLE III
                                Billing Services

SECTION 3.01.  Duties of Servicer..............................................6
SECTION 3.02.  Collection of Intangible Transition Charges.....................7
SECTION 3.03.  Servicing and Maintenance Standards.............................8
SECTION 3.04.  Servicer's Certificates.........................................8
SECTION 3.05.  Annual Statement as to Compliance; Notice of Default............8
SECTION 3.06.  Annual Independent Certified Public Accountants' Report.........9
SECTION 3.07.  Intangible Transition Property Documentation....................9
SECTION 3.08.  Computer Records; Audits of Documentation.......................9
SECTION 3.09.  Defending Intangible Transition Property Against Claims........10
SECTION 3.10.  Opinions of Counsel............................................10

                                   ARTICLE IV
         Services Related to Intangible Transition Charges Adjustments

SECTION 4.01.  Intangible Transition Charges Adjustments......................11

                                    ARTICLE V
                                  The Servicer

SECTION 5.01.  Representations and Warranties of Servicer.....................11
SECTION 5.02.  Indemnities of Servicer; Release of Claims.....................13
SECTION 5.03.  Merger or Consolidation of, or Assumption of the Obligations
               of, Servicer...................................................14
SECTION 5.04.  Assignment of Servicer's Obligations...........................14
SECTION 5.05.  Limitation on Liability of Servicer and Others.................14
SECTION 5.06.  West Penn Not To Resign as Servicer............................15
SECTION 5.07.  Servicing Fee..................................................15
SECTION 5.08.  Servicer Expenses..............................................15

SECTION 5.09.  Appointments...................................................15
SECTION 5.10.  Remittances....................................................16
SECTION 5.11.  Servicer Advances..............................................16
SECTION 5.12.  Protection of Title............................................16

                                   ARTICLE VI
                                Servicer Default

SECTION 6.01.  Servicer Default...............................................17
SECTION 6.02.  Notice of Servicer Default.....................................18
SECTION 6.03.  Waiver of Past Defaults........................................18
SECTION 6.04.  Appointment of Successor.......................................18
SECTION 6.05.  Cooperation with Successor.....................................19

                                   ARTICLE VII
                            Miscellaneous Provisions

SECTION 7.01.  Amendment......................................................19
SECTION 7.02.  Notices........................................................19
SECTION 7.03.  Assignment.....................................................20
SECTION 7.04.  Limitations on Rights of Others................................20
SECTION 7.05.  Severability...................................................20
SECTION 7.06.  Separate Counterparts..........................................20
SECTION 7.07.  Headings.......................................................20
SECTION 7.08.  Governing Law..................................................20
SECTION 7.09.  Assignment to Bond Trustee.....................................20
SECTION 7.10.  Nonpetition Covenants..........................................21
SECTION 7.11.  Termination....................................................21
SECTION 7.12.  Limitation of Liability........................................21




EXHIBIT A       Servicing Procedures

ANNEX 1         ITC Adjustment Process and Reports - West Penn Funding [II] LLC

          SERVICING AGREEMENT dated as of [         ], between WEST PENN FUNDING
[II] LLC, a Delaware limited liability company (the "Issuer"), and WEST PENN
                                                     ------
POWER COMPANY, a Pennsylvania corporation, as the servicer of the Intangible Transition Property (together with each successor to WEST PENN POWER COMPANY (in the same capacity) pursuant to Section 5.03 or 6.02, the "Servicer").
                                                          --------

          WHEREAS the Servicer is willing to service the Intangible Transition Property purchased from the Seller by the Issuer; and WHEREAS the Issuer, in connection with ownership of Serviced Intangible Transition Property, desires to engage the Servicer to carry out the functions described herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Definitions. Whenever used in this Agreement, each of
                        -----------
the following words and phrases shall have the following meaning:

          "Administration Agreement" means the Service Agreement dated as of
           ------------------------
[ ], between the Issuer and Allegheny Energy Service Corporation, as administrative agent, as the same may be amended and supplemented from time to time.

          "Administrative Fees" means the fees owed to Allegheny Energy Service
           -------------------
Corporation, as administrative agent, under the Administration Agreement.

          "Agreement" means this Servicing Agreement, as the same may be amended
           ---------
and supplemented from time to time.

          "Annual Accountant's Report" has the meaning specified in Section
           --------------------------
3.06(a).

          "Basic Documents" has the meaning set forth in the Indenture.
           ---------------

          "Bond Trustee" means [ ], a [ ], as bond trustee under the Indenture,
           ------------
or any successors to the foregoing.

          "Business Day" means any day other than a Saturday, Sunday or a day on
           ------------
which banking institutions in the City of New York, the City of Greensburg, Pennsylvania or the State of Delaware are required by law or executive order to remain closed.

          "Class" means, with respect to any Series, any one of the classes of
           -----
Transition Bonds of that Series.

          "Collateral" means, with respect to the Issuer, all property of the
           ----------
Issuer pledged by it to secure Transition Bonds issued by the Issuer as provided in the Indenture.

          "Collection Period" means the monthly period represented by each of
           -----------------
West Penn's 12 revenue months each year.

          "Competitive Transition Charges" means the competitive transition
           ------------------------------
charges that West Penn may impose on Customers as set forth in Appendix A to the Joint Petition for Approval of Full Settlement of West Penn Power Company's Restructuring Plan and Related Court Proceedings and approved in the [ ] issued on [ ] by the PUC with respect to West Penn's restructuring plan.

          "Customers" means each person that (i) was a customer of West Penn
           ---------
located within West Penn's retail electric service territory on [January 1, 1997] or that became a customer of electric services within such territory after [January 1, 1997], (ii) is still located within such territory, and (iii) is in a Rate Schedule that has been assigned stranded cost responsibility.

          "Fitch" means Fitch Inc. or its successor.
           -----

          "Formation Document" means the Limited Liability Company Agreement of
           ------------------
the Issuer dated as of [ ], between the Seller and the Special Members named therein, as the same may be amended and supplemented from time to time.

          "Holder" or "Transition Bondholder" means the Person in whose name a
           ------      ---------------------
Transition Bond of any Series or Class is registered as provided in the Indenture therefor.

          "Indenture" means the indenture dated as of [ ], between the Issuer
           ---------
and the Bond Trustee, as the same may be amended and supplemented from time to time, including by any Series Supplement.

          "Independent Directors" means the persons acting as Independent
           ---------------------
Directors of the Issuer pursuant to the Formation Document.

          "Insolvency Event" means, with respect to a specified Person, (a) the
           ----------------
filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Intangible Transition Charges" means the amounts authorized by the
           -----------------------------
PUC to be imposed on all Customer bills with respect to the Intangible Transition Property and collected, through a non-bypassable mechanism, by West Penn or its successor or by any other entity which provides electric service to Customers, to recover Qualified Transition Expenses pursuant to the Qualified Rate Order.

          "Intangible Transition Charges Adjustment" means each adjustment to
           ----------------------------------------
Intangible Transition Charges related to the Serviced Intangible Transition Property made in accordance with Section 4.01 and Annex 1 hereto or in connection with the redemption by the Issuer of Transition Bonds.

          "Intangible Transition Property" means the irrevocable right of West
           ------------------------------
Penn or its successor or assignee to collect Intangible Transition Charges from Customers to recover the Qualified Transition Expenses described in the Qualified Rate Order, including all right, title and interest of West Penn or its successor or assignee in such order and in all revenues, collections, claims, payments, money or proceeds of or arising from Intangible Transition Charges pursuant to such order, and all proceeds of any of the foregoing.

          "Intangible Transition Property Documentation" has the meaning
           --------------------------------------------
assigned to that term in Section 3.07.

          "Issuer" means West Penn Funding [II] LLC until a successor replaces
           ------
it and, thereafter, such successor.

          "ITC Collections" means amounts collected in respect of Intangible
           ---------------
Transition Charges or the Intangible Transition Property.

          "Lien" means a security interest, lien, charge, pledge, equity or
           ----
encumbrance of any kind.

          "Losses" means collectively, any and all liabilities, obligations,
           ------
losses, damages, payments, costs or expenses of any kind whatsoever.

          "Moody's" means Moody's Investors Service Inc., or its successor.
           -------

          "Officers' Certificate" means a certificate signed by (a) the chairman
           ---------------------
of the board, the president, the vice chairman of the board, the executive vice president or any vice president and (b) a treasurer, assistant treasurer, secretary or assistant secretary, in each case of the Servicer.

          "Operating Expenses" means, with respect to the Issuer, all fees,
           ------------------
costs, expenses and indemnity payments owed by the Issuer, including all amounts owed by the Issuer to the Bond Trustee and the Independent Directors, the Servicing Fee payable in respect of Transition Bonds issued by the Issuer, the Administrative Fees, legal fees and expenses of the Servicer and legal and accounting fees, costs and expenses of the Issuer and the Bond Trustee.

          "Opinion of Counsel" means one or more written opinions of counsel who
           ------------------
may be an employee of or counsel to West Penn or the Servicer, which counsel shall be reasonably acceptable to the Bond Trustee, the Issuer or the Rating Agencies, as applicable, and shall be in form reasonably satisfactory to the Bond Trustee, if applicable.

          "Payment Date" means each [ ], [ ], [ ] and [ ], commencing on [ ], or
           ------------
if any such date is not a Business Day, the next succeeding Business Day.

          "Person" means any individual, corporation, estate, partnership, joint
           ------
venture, association, joint stock company, trust (including any beneficiary thereof), business trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PUC" means the Pennsylvania Public Utility Commission or any
           ---
successor.

          "PUC Regulations" means any regulations promulgated or adopted by the
           ---------------
PUC.

          "Qualified Rate Order" means the order of the PUC issued on November
           --------------------
19, 1998, as supplemented by (i) a supplemental qualified rate order of the PUC issued on August 12, 1999 and (ii) a second supplement to the previous qualified rate orders of the PUC issued on May 11, 2005, adopted in accordance with the Statute, which, among other things, creates the Intangible Transition Property and authorizes the imposition and collection of the Intangible Transition Charges by West Penn or its assignee.

          "Qualified Transition Expenses" has the meaning assigned to that term
           -----------------------------
in the Qualified Rate Order.

          "Rate Schedule" means each of the rate schedules into which Customers
           -------------
are divided as of the date hereof, as such rate schedules may be reconfigured from time to time.

          "Rating Agency" means any rating agency rating the Transition Bonds of
           -------------
any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Bond Trustee under the Indenture and the Servicer.

          "Rating Agency Condition" means, with respect to any action, the
           -----------------------
notification in writing by each Rating Agency to the Transferor, the Seller, the Servicer, the Bond Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series or Class of Transition Bonds issued by the Issuer.

          "Released Parties" has the meaning specified in Section 5.02(f).
           ----------------

          "Remittance Date" means each date on which ITC Collections are to be
           ---------------
remitted by the Servicer to the Bond Trustee pursuant to Section 5.10.

          "Sale Agreement" means the Intangible Transition Property Sale
           --------------
Agreement dated as of [ ], between the Seller and the Issuer, relating to the sale of Intangible Transition Property to the Issuer, as the same may be amended and supplemented from time to time.

          "Seller" means West Penn Funding [II] Corporation and its successors
           ------
in interest to the extent permitted under the Sale Agreement.

          "Series" means any series of Transition Bonds issued by the Issuer.
           ------

          "Series Supplement" means an indenture supplemental to the Indenture
           -----------------
that authorizes a particular Series of Transition Bonds.

          "Serviced Intangible Transition Property" means, collectively, all
           ---------------------------------------
Intangible Transition Property sold, conveyed, assigned or otherwise transferred to the Issuer by the Seller.

          "Servicer Default" means an event specified in Section 6.01.
           ----------------

          "Servicing Fee" means, with respect to any Series of Transition Bonds,
           -------------
the fee payable to the Servicer on each Payment Date for services rendered, determined pursuant to Section 5.07.

          "Standard & Poor's" means Standard & Poor's Rating Group, or its
           -----------------
successor.

          "Statute" means the Pennsylvania Electricity Generation Customer
           -------
Choice and Competition Act, Chapter 28 of Title 66 of the Pennsylvania Consolidated Statutes, 66 Pa. C.S.,ss.2801, et seq.

          "Termination Notice" has the meaning specified in Section 6.01.
           ------------------

          "Third Party" means any third party, including any electric generation
           -----------
supplier, providing billing or metering services, licensed by the PUC pursuant to relevant provisions of the Statute and any PUC order.

          "Transfer Agreement" means the Intangible Transition Property Transfer
           ------------------
Agreement dated as of [ ], between the Transferor and the Seller relating to the transfer of Intangible Transition Property to the Seller, as the same may be amended and supplemented from time to time.

          "Transfer Date" means each date on which the Seller sells, conveys, or
           -------------
otherwise transfers any Intangible Transition Property to the Issuer.

          "Transferor" means West Penn Power Company, as transferor under the
           ----------
Transfer Agreement, and its successors in interest to the extent permitted hereunder.

          "Transition Bonds" means "transition bonds" (as defined in the
           ----------------
Statute) issued by the Issuer.

          "UCC" means, unless the context otherwise requires, the Uniform
           ---
Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

          "West Penn" means West Penn Power Company, a Pennsylvania corporation.
           ---------

          SECTION 1.02.  Other Definitional Provisions. (a) The words "hereof",
                         -----------------------------
"herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                   Appointment and Authorization of Servicer


          SECTION 2.01. Appointment of Servicer; Acceptance of Appointment.
                        --------------------------------------------------
Subject to Section 5.04 and Article VI, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

          SECTION 2.02. Authorization. With respect to all or any portion of
                        -------------
the Serviced Intangible Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the PUC. The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with the other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

          SECTION 2.03. Dominion and Control over Serviced Intangible Transition
                        --------------------------------------------------------
Property. Notwithstanding any other provision herein, the Servicer and the
--------
Issuer agree that the Issuer shall have dominion and control over its respective Serviced Intangible Transition Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in its respective Serviced Intangible Transition Property, in each case unless such action is required by law or court or regulatory order.

                                  ARTICLE III

                                Billing Services

          SECTION 3.01. Duties of Servicer. The Servicer shall have the
                        ------------------
following duties:

          (a) Duties of Servicer Generally. The Servicer will manage, service,
              ----------------------------
administer and make collections in respect of the Serviced Intangible Transition

Property. The Servicer's duties will include (i) calculating and billing the Intangible Transition Charges and collecting (from Customers and Third Parties, as applicable) and posting all ITC Collections; (ii) responding to inquiries by Customers, Third Parties, the PUC, or any Federal, local or other state governmental authorities with respect to the Serviced Intangible Transition Property and Intangible Transition Charges; (iii) accounting for ITC Collections, investigating delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports to the Issuer, the Bond Trustee and the Rating Agencies; (iv) selling defaulted or written off accounts in accordance with the Servicer's usual and customary practices; and
(v) taking action in connection with Intangible Transition Charge Adjustments as set forth herein. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any PUC Regulations as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Exhibit A hereto.

          (b) Notification of Laws and Regulations. The Servicer shall
              ------------------------------------
immediately notify the Issuer, the Bond Trustee and the Rating Agencies in writing of any laws or PUC Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

          (c) Other Information. Upon the reasonable request of the Issuer, the
              -----------------
Bond Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Bond Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Intangible Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law for the Issuer, the Bond Trustee or such Rating Agency to monitor the performance by the Servicer hereunder. In addition, so long as any of the Transition Bonds of any Series are outstanding, the Servicer shall provide the Issuer and the Bond Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Intangible Transition Charges applicable to each Rate Schedule.

          SECTION 3.02. Collection of Intangible Transition Charges. (a) The
                        -------------------------------------------
Servicer shall use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of Intangible Transition Charges as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that the Servicer conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of Intangible Transition Charges, except as contemplated in this Agreement or as required by law or court or PUC order; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of the Servicer with respect to billing and collection activities that it conducts for itself.

          (b) Any amounts received by the Servicer from a Customer that represent a partial payment toward an outstanding balance will be applied first to state sales tax charges, then Intangible Transition Charges, then to Competitive Transition Charges, then to transmission and distribution charges and finally to electric generation charges. Notwithstanding the foregoing, when West Penn is providing billing for its transmission and distribution charges which is separate from billing for generation, any amounts received from Customers remitting partial payments will be applied in the following priority:
(i) to the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on such balance; (ii) to the balance due for state sales tax charges; (iii) to the balance due or the installment amount for a payment agreement for Intangible Transition Charges; (iv) to the balance due or the installment amount for a payment agreement for Competitive Transition Charges; (v) to the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges; (vi) to the current state sales tax charges; (vii) to the current Intangible Transition Charges; and (viii) to the current Competitive Transition Charges; (ix) to the current fixed and variable utility distribution service charges; (x) to the balance due for prior charges for energy and capacity (if West Penn is the provider of last resort); (xi) to the current charges for energy and capacity charges (if West Penn is the provider of last resort); and (xii) to the non-basic service charges.

          (c) Notwithstanding anything contained herein to the contrary, the Servicer will collect sales tax related to Intangible Transition Charges and report and remit the amount so collected to the appropriate state tax agency. Collection and remission of sales tax is not a final determination by the Servicer or the Issuer of sales tax liability associated with Intangible Transition Charges. The Servicer will cooperate with any Person who seeks a refund of sales tax collected by the Servicer and remitted to the appropriate government agency.

          SECTION 3.03. Servicing and Maintenance Standards. The Servicer shall,
                        -----------------------------------
on behalf of the Issuer, (a) manage, service, administer and make collections in respect of the Serviced Intangible Transition Property with reasonable care and in material compliance with applicable law, including all applicable PUC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others; (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer's industry; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of the Intangible Transition Property; and (d) calculate Intangible Transition Charges in compliance with the Statute, the Qualified Rate Order and any applicable tariffs, except where the failure to comply with any of the foregoing would not adversely affect the Issuer's or the Bond Trustee's interest in the Serviced Intangible Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Serviced Intangible Transition Property, which, in the Servicer's judgment, may include the taking of legal action pursuant to Section 3.09 hereof or otherwise.

          SECTION 3.04. Servicer's Certificates. (a) The Servicer will provide
                        -----------------------
to the Issuer, the Bond Trustee and each of the Rating Agencies the statements and certificates specified in Annex 1 hereto.

          SECTION 3.05. Annual Statement as to Compliance; Notice of Default.
                        ----------------------------------------------------
(a) The Servicer shall deliver to the Issuer, the Bond Trustee and each Rating Agency, on or before [ ] of each year beginning [ ], an Officers' Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default.

          (b) The Servicer shall deliver to the Issuer, the Bond Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 6.01.

          SECTION 3.06. Annual Independent Certified Public Accountants'
                        ------------------------------------------------
Report. (a) The Servicer shall cause a firm of independent certified public
------
accountants (which may also provide other services to the Servicer, West Penn or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the Bond Trustee and each Rating Agency, on or before [ ] of each year, beginning [ ] to and including the [ ] succeeding the retirement of all Transition Bonds, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding calendar year ended [ ] (or, in the case of the first Annual Accountant's Report, the period of time from the first Transfer Date until [ ]), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Bond Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Bond Trustee in writing to so agree; it being understood and agreed that the Bond Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and neither the Bond Trustee nor the Issuer will make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

          (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 3.07. Intangible Transition Property Documentation. To assure
                        --------------------------------------------
uniform quality in servicing the Serviced Intangible Transition Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all documents relating to the Intangible Transition Property, including copies of the Qualified Rate Order and all documents filed with the PUC in connection with any Intangible Transition Charges Adjustment (collectively, the "Intangible Transition Property Documentation").

          SECTION 3.08. Computer Records; Audits of Documentation.
                        -----------------------------------------
(a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Intangible Transition Property and the Intangible Transition Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) Intangible Transition Charges and the ITC Collections from time to time remitted to the Bond Trustee pursuant to Section 5.10 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the Intangible Transition Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Bond Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Bond Trustee any failure on the Servicer's part to hold the Intangible Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Bond Trustee of the Intangible Transition Property Documentation.

          (b) Maintenance of and Access to Records. The Servicer shall maintain
              ------------------------------------
the Intangible Transition Property Documentation at 800 Cabin Hill Drive, Greensburg, Pennsylvania or at such other office as shall be specified to the Issuer and the Bond Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer and the Bond Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours as the Issuer or Bond Trustee shall reasonably request to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Intangible Transition Property and Intangible Transition Charges and the Intangible Transition Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including PUC Regulations) prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 3.08(b).

          SECTION 3.09. Defending Intangible Transition Property Against Claims.
                        -------------------------------------------------------
The Servicer shall institute any action or proceeding necessary to compel performance by the PUC or the Commonwealth of Pennsylvania of any of their obligations or duties under the Statute or the Qualified Rate Order with respect to the Intangible Transition Property. The costs of any such action shall be payable from ITC Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture at the time such costs are incurred. The Servicer's obligations pursuant to this Section 3.09 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the priorities set forth in Section 8.02(d) of the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations hereunder).

          SECTION 3.10. Opinions of Counsel. The Servicer shall deliver to the
                        -------------------
 Issuer and the Bond Trustee:

          (a) promptly after the execution and delivery of this Agreement and of each amendment hereto, promptly after the execution of each Sale Agreement and of each amendment thereto and on each Transfer Date, an Opinion of Counsel either (i) to the effect that, in the opinion of such counsel, all filings, including filings with the PUC pursuant to the Statute, that are necessary to fully preserve and protect the interests of the Bond Trustee in the Serviced Intangible Transition Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

          (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the first Transfer Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (i) to the effect that, in the opinion of such counsel, all filings with the PUC pursuant to the Statute, have been executed and filed that are necessary to preserve fully and protect fully the interest of the Bond Trustee in the Serviced Intangible Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                                   ARTICLE IV

                         Services Related to Intangible
                         Transition Charges Adjustments

          SECTION 4.01. Intangible Transition Charges Adjustments. The Servicer
                        -----------------------------------------
shall perform the calculations and take the actions relating to revising the Intangible Transition Charges, in each case set forth in Annex 1 to this Agreement.

                                   ARTICLE V

                                  The Servicer

          SECTION 5.01. Representations and Warranties of Servicer. The Servicer
                        ------------------------------------------
makes the following representations and warranties as of each Transfer Date, on which the Issuer has relied and will rely in acquiring Serviced Intangible Transition Property. The representations and warranties shall survive the sale of any of the Serviced Intangible Transition Property to the Issuer and the pledge thereof to the Bond Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Servicer is a corporation duly
              ------------------------------
organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to service the Serviced Intangible Transition Property.

          (b) Due Qualification. The Servicer is duly qualified to do business
              -----------------
as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Serviced Intangible Transition Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Serviced Intangible Transition Property).

          (c) Power and Authority. The Servicer has the corporate power and
              -------------------
authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and
              ------------------
binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (e) No Violation. The consummation of the transactions contemplated by
              ------------
this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) Approvals. Except for filings with the PUC for revised Intangible
              ---------
Transition Charges pursuant to Section 4.01 and Annex 1 hereto and UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

          (g) No Proceedings. There are no proceedings or investigations pending
              --------------
or, to the Servicer's best knowledge, threatened before any court, Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) except as disclosed by the Servicer to the Issuer, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of this Agreement or (ii) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Transition Bonds.

          (h) Reports and Certificates. Each report and certificate delivered in
              ------------------------
connection with any filing made to the PUC by the Servicer on behalf of the Issuer with respect to Intangible Transition Charges or Intangible Transition Charges Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

          SECTION 5.02. Indemnities of Servicer; Release of Claims. (a) The
                        ------------------------------------------
Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

          (b) The Servicer shall indemnify the Issuer and the Bond Trustee, for itself and on behalf of the Transition Bondholders for which it acts as Bond Trustee, and each of their respective managers, members, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of (i) the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement or (ii) the Servicer's breach of any of its representations or warranties in this Agreement.

          (c) If any action, claim, demand or proceeding (including any governmental investigation) shall be brought or asserted against a party (the "indemnified party") entitled to any indemnification provided for under this
Section 5.02, such indemnified party shall promptly notify the Servicer in writing; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Servicer shall have been actually prejudiced as a result of such failure.

          (d) The Servicer shall indemnify the Bond Trustee and its officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents to which the Bond Trustee is a party, except to the extent that any such Loss shall be due to the willful misfeasance, bad faith or gross negligence of the Bond Trustee. Such amounts shall be deposited and distributed in accordance with the Indenture.

          (e) The Servicer's indemnification obligations under Section 5.02(b) and (d) for events occurring prior to the removal or resignation of the Bond Trustee or the termination of this Agreement with respect to the Issuer shall survive the resignation or removal of the Bond Trustee or the termination of this Agreement with respect to the Issuer and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Bond Trustee's reasonable attorneys' fees and expenses).

          (f) Except to the extent expressly provided for in this Agreement or the other Basic Documents (including the Servicer's claims with respect to the Servicing Fees), the Servicer hereby releases and discharges the Issuer (including its managers, members, officers, directors and agents, if any) and the Bond Trustee (including its officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, which the Servicer, in its capacity as Servicer, shall or may have against any such Person relating to the Serviced Intangible Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

          SECTION 5.03. Merger or Consolidation of, or Assumption of the
                        ------------------------------------------------
Obligations of, Servicer. Any Person (a) into which the Servicer may be merged
------------------------
or consolidated and which succeeds to the major part of the electric distribution business of the Servicer, (b) which results from the division of the Servicer into two or more Persons and which succeeds to the major part of the electric distribution business of the Servicer, (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to the major part of the electric distribution business of the Servicer, (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to the major part of the electric distribution business of the Servicer or (e) which may otherwise succeed to the major part of the electric distribution business of the Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation and warranty made pursuant to
Section 5.01 shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Bond Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agencies shall have received prior written notice of such transaction, (iv) the Servicer shall have delivered to the Issuer, the Bond Trustee and the Rating Agency an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the PUC pursuant to the Statute, have been executed and filed that are necessary to preserve fully and protect fully the interests of the Issuer in the Serviced Intangible Transition Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the above referenced agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions precedent to the consummation of the transactions referred to in clause (a),
(b), (c), (d) or (e) above.

          SECTION 5.04. Assignment of Servicer's Obligations. Subject to the
                        ------------------------------------
satisfaction of the conditions set forth in Section 5.03, pursuant to paragraph 13 of the Qualified Rate Order in which the PUC authorizes West Penn to contract with an alternative party to perform West Penn's obligations contemplated in the Qualified Rate Order, the Servicer may assign its obligations hereunder to any electric distribution company (as such term is defined in the Statute) which succeeds to the major part of West Penn's electric distribution business.

          SECTION 5.05. Limitation on Liability of Servicer and Others. The
                        ----------------------------------------------
Servicer shall not be liable to the Issuer, the Bond Trustee, the holders of the Transition Bonds or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Bond Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

          Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Serviced Intangible Transition Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

          SECTION 5.06. West Penn Not To Resign as Servicer. Subject to the
                        -----------------------------------
provisions of Sections 5.03 and 5.04, West Penn shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of West Penn shall be communicated to the Issuer, the Bond Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Bond Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the servicing obligations and duties hereunder of West Penn in accordance with Section 6.04.

          SECTION 5.07. Servicing Fee. The Issuer agrees to pay the Servicer,
                        -------------
solely to the extent amounts are available therefor in accordance with the Indenture, the Servicing Fee with respect to all Series of Transition Bonds issued by the Issuer. The Servicing Fee with respect to a Series for a Payment Date shall be as follows: so long as West Penn acts as the Servicer, the Servicing Fee will be $[ ] per quarter or, if less, the maximum amount approved by the PUC; if a successor Servicer is appointed, the Servicing Fee will be based on an amount approved by the PUC, but not in excess of a per annum rate equal to [ ]% of the outstanding principal balance of the Transition Bonds. The Servicer will be entitled to retain as additional compensation net investment income on ITC Collections related to Serviced Intangible Transition Property received by the Servicer prior to each Remittance Date and the late fees, if any, paid by Customers to the Servicer. The foregoing fees constitute a fair and reasonable price for the obligations to be performed by the Servicer.

          SECTION 5.08. Servicer Expenses. Except as otherwise expressly
                        -----------------
provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Transition Bondholders.

          SECTION 5.09. Appointments. The Servicer may at any time appoint a
                        ------------
subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith with respect to all Rating Agencies other than

Moody's (and the Servicer shall have furnished Moody's with written notice of such appointment prior to its effectiveness); provided further that the Servicer shall remain obligated and be liable to the Issuer for the servicing and administering of the Serviced Intangible Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Serviced Intangible Transition Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer (or its members or managers), the Bond Trustee or any Transition Bondholder shall have any responsibility therefor.

          SECTION 5.10. Remittances. (a) Subject to Section 5.07, the Servicer
                        -----------
shall remit all ITC Collections (from whatever source) and all proceeds of other Collateral of such Issuer, if any, received by the Servicer to the Bond Trustee under the Indenture, for deposit pursuant to the Indenture, not later than the second Business Day after receipt thereof.

          (b) Notwithstanding the foregoing clause (a), (i) as long as West Penn or any successor to West Penn's electric distribution business remains the Servicer, (ii) no Servicer Default has occurred and is continuing and (iii) (A) West Penn or such successor maintains a short-term rating of "A-1" or better by Standard & Poor's, "P-1" or better by Moody's and, if rated by Fitch, "F-1" by Fitch (and for five Business Days following a reduction in any such rating) or
(B) the Rating Agency Condition shall have been satisfied with respect to all Rating Agencies other than Moody's (to which prior written notice will be sent) (and any conditions or limitations imposed by such Rating Agencies in connection therewith are complied with), the Servicer need not make the daily remittances required by such clause (a), but in lieu thereof, shall remit all ITC Collections (from whatever source) and all proceeds of other Collateral of such Issuer, if any, received by the Servicer during any Collection Period to the Bond Trustee, for deposit pursuant to the Indenture, not later than the Business Day immediately preceding the [ ]th day of each month.

          SECTION 5.11. Servicer Advances. The Servicer shall make advances of
                        -----------------
interest or principal on the Transition Bonds of any Series in the manner and to the extent, if any, specified in any Annex to this Agreement entered into in connection with the issuance of such Transition Bonds.

          SECTION 5.12. Protection of Title. The Servicer shall execute and file
                        -------------------
such filings, including filings with the PUC pursuant to the Statute, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer in the Serviced Intangible Transition Property, including all filings required under the Statute relating to the transfer of the ownership or security interest in the Serviced Intangible Transition Property by the Seller to the Issuer or any security interest granted by the Issuer in the Serviced Intangible Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                                   ARTICLE VI

                                Servicer Default

          SECTION 6.01. Servicer Default. If any one of the following events (a
                        ----------------
"Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to remit to the Bond Trustee on behalf of the Issuer any required remittance that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Issuer or Bond Trustee; or

          (b) any failure by the Servicer or, so long as the Transferor and the Servicer are the same Person, the Transferor, as applicable, duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Transferor, as the case may be, set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the Intangible Transition Property and (ii) continue unremedied for a period of 60 days after written notice of such failure shall have been given to the Servicer or the Transferor, as the case may be, by the Issuer or the Bond Trustee or after discovery of such failure by an officer of the Servicer or the Transferor, as the case may be; or

          (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Issuer or the Transition Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Issuer or the Bond Trustee; or

          (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Bond Trustee, as assignee of the Issuer, with the consent of Holders of a majority of the outstanding principal amount of the Transition Bonds of all Series, by notice then given in writing to the Servicer (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the obligation under Section 6.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 6.01(a), each of the following shall be entitled to apply to the PUC for sequestration and payment of revenues arising with respect to the Serviced Intangible Transition Property:
(i) the Issuer or its assignees or (ii) pledgees or transferees, including transferees under the Statute, of the Serviced Intangible Transition Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement with respect to the Issuer, whether with respect to the Serviced Intangible Transition Property, the related Intangible Transition Charges or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 6.02, without further action, pass to and be vested in such successor Servicer and, without limitation, the Bond Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Intangible Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Bond Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Serviced Intangible Transition Property or the related Intangible Transition Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Intangible Transition Property Documentation to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Intangible Transition Property Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of West Penn as Servicer shall not terminate West Penn's rights or obligations as Transferor under the Transfer Agreement.

          SECTION 6.02. Notice of Servicer Default. The Servicer shall deliver
                        --------------------------
to the Issuer, the Bond Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event or circumstance (such as a breach of any representation or warranty made by the Servicer in this Agreement) which, with the giving of notice or the passage of time, would become a Servicer Default under Section 6.01.

          SECTION 6.03. Waiver of Past Defaults. The Bond Trustee, with the
                        -----------------------
consent of Holders of the majority of the outstanding principal amount of the Transition Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Bond Trustee of ITC Collections from Serviced Intangible Transition Property in accordance with
Section 5.10 of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

          SECTION 6.04. Appointment of Successor. (a) Upon the Servicer's
                        ------------------------
receipt of a Termination Notice, pursuant to Section 6.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fees, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's termination hereunder, the Bond Trustee, as assignee of the Issuer, with the consent of Holders of a majority of the outstanding principal amount of the Transition Bonds, shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Bond Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed and accepted such appointment, the Bond Trustee may petition the PUC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under

PUC Regulations to perform the duties of the Servicer pursuant to the Statute, the Qualified Rate Order and this Agreement, (ii) the Rating Agency Condition shall have been satisfied with respect to all Rating Agencies other than Moody's (and Moody's shall have been furnished with written notice of such appointment prior to its effectiveness) and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

          (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fees and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

          (c) The successor Servicer may not resign unless it is prohibited from serving as such by law.

          SECTION 6.05. Cooperation with Successor. The Servicer covenants and
                        --------------------------
agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

                                  ARTICLE VII

                            Miscellaneous Provisions

          SECTION 7.01. Amendment. This Agreement may be amended by the Servicer
                        ---------
and the Issuer, with the prior written consent of the Bond Trustee and the satisfaction of the Rating Agency Condition (other than with respect to Moody's); provided that the Issuer shall furnish to Moody's prior to the execution of any such amendment or consent, written notification of the substance thereof. Promptly after the execution of any such amendment or consent, the Issuer shall deliver a copy thereof to each of the Rating Agencies.

          Prior to the execution of any amendment to this Agreement, the Issuer and the Bond Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.10. The Issuer and the Bond Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

          SECTION 7.02. Notices. All demands, notices and communications upon
                        -------
or to the Servicer, the Issuer, the Bond Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, reputable overnight courier or by first class mail, postage prepaid, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to West Penn Power Company, 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, Attention of President, (b) in the case of the Issuer or the Bond Trustee, at the address provided for notices or communications to such Person in the Indenture, (c) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (d) in the case of Standard & Poor's, to Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, and (e) in the case of Fitch, to Fitch Inc., One State Street Plaza, New York, New York 10004, Attention of ABS Surveillance; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 7.03. Assignment. Notwithstanding anything to the contrary
                        ----------
contained herein, except as provided in Sections 5.03 and 5.04 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

          SECTION 7.04. Limitations on Rights of Others. The provisions of this
                        -------------------------------
Agreement are solely for the benefit of the Servicer, the Issuer (including its managers and members) and the Bond Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 7.05. Severability. Any provision of this Agreement that is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7.06. Separate Counterparts. This Agreement may be executed by
                        ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7.07. Headings. The headings of the various Articles and
                        --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 7.08. Governing Law. This Agreement shall be construed in
                        -------------
accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 7.09. Assignment to Bond Trustee. The Servicer hereby
                        --------------------------
acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Bond Trustee pursuant to the Indenture for the benefit of the Transition Bondholders of all right, title and interest of the Issuer in, to and under the Serviced Intangible Transition Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Bond Trustee. In no event shall the Bond Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          SECTION 7.10. Nonpetition Covenants. Notwithstanding any prior
                        ---------------------
termination of this Agreement or the Indenture, but subject to the PUC's rights to order the sequestration and payment of revenues arising with respect to the Serviced Intangible Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Serviced Intangible Transition Property pursuant to
Section 2812(d)(3)(v) of the Statute, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or, to the fullest extent permitted by law, cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under the Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

          SECTION 7.11. Termination. This Agreement shall terminate when all
                        -----------
Transition Bonds issued by the Issuer have been retired, redeemed or defeased in full.

          SECTION 7.12. Limitation of Liability. It is expressly understood and
                        -----------------------
agreed by the parties hereto that this Agreement is executed and delivered by [ ], not individually or personally but solely as Bond Trustee for the benefit of the Transition Bondholders, in the exercise of the powers and authority conferred and vested in it, and nothing herein contained shall be construed as creating any liability on [ ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties; provided, however, that this provision shall not protect [ ] against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    WEST PENN FUNDING [II] LLC,


                                    by
                                      ------------------------------------------
                                      Title:


                                    WEST PENN POWER COMPANY, Servicer,


                                    by
                                      ------------------------------------------
                                      Title:


Acknowledged and Accepted:

[  ], not in its
individual capacity but solely as Bond
Trustee on behalf of the Holders of
Transition Bonds issued by the Issuer,


by
  ----------------------------------------
  Title:

                                    ANNEX 1

                                       to

                              SERVICING AGREEMENT

The Servicer agrees to comply with the following with respect to West Penn Funding [II] LLC (the "Issuer"):

          SECTION 1. Definitions. (a) Capitalized terms used herein and not
                     -----------
otherwise defined shall have the meanings set forth in the Servicing Agreement dated as of [ ] (the "Servicing Agreement"), between the Issuer and West Penn
                      -------------------
Power Company, as Servicer.

          (b) Whenever used in this Annex 1, the following words and phrases shall have the following meanings:

          "Adjustment Date" means, with respect to any Series of Transition
           ---------------
Bonds, such date or dates specified as such in the Series Supplement therefor.

          "Adjustment Request" means an application filed by the Servicer with
           ------------------
the PUC for revised Intangible Transition Charges pursuant to Section 5(b) of this Annex.

          "Available Reserve Amount" means, as of any date, the amount on
           ------------------------
deposit in the Reserve Subaccount.

          "Bond Trustee" has the meaning specified in the Indenture.
           ------------

          "Calculation Date" means, with respect to any Series of Transition
           ----------------
Bonds, such date or dates specified as such in the Series Supplement therefor.

          "[Calculated Overcollateralization Level] [Required
            --------------------------------------
Overcollateralization Amount]" means, with respect to any Series of Transition Bonds, the amount specified as such in the Series Supplement therefor.

          "Capital Subaccount" has the meaning set forth in the Indenture.
           ------------------

          "Class" has the meaning specified in the Indenture.
           -----

          "Expected Amortization Percentage" means, with respect to any
           --------------------------------
Regulatory Year, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Transition Bonds of all Series to be amortized during such Regulatory Year as set forth in Expected Amortization Schedules therefor and the denominator of which is the Projected Transition Bond Balance on the first day of such Regulatory Year.

          "Expected Amortization Schedule" means, with respect to any Series of
           ------------------------------
Transition Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

          "Expected Final Payment Date" means, with respect to any Series or
           ---------------------------
Class of Transition Bonds, the expected final payment date therefor, as specified in the Series Supplement therefor.

          "Holder" or "Transition Bondholder" has the meaning set forth in the
           ------      ---------------------
Indenture.

          "Indenture" means the Indenture dated as of [ ], between the Issuer
           ---------
and the Bond Trustee, as amended and supplemented from time to time, including any Series Supplement.

          "Overcollateralization Subaccount" has the meaning set forth in the
           --------------------------------
Indenture.

          "Payment Date" has the meaning specified in the Indenture and the
           ------------
applicable Series Supplement.

          "Projected Transition Bond Balance" has the meaning specified in the
           ---------------------------------
Indenture.

          "Regulatory Period" means with respect to any Series (i) the period
           -----------------
from the Series Issuance Date therefor through and including the first Adjustment Date (the "Initial Regulatory Period") and (ii) following the Initial Regulatory Period until [ ], each period from and including each Adjustment Date through but excluding the following Adjustment Date.

          "Required Capital Amount" means, with respect to any Series of
           -----------------------
Transition Bonds, the amount specified as such in the Series Supplement therefor.

          "Reserve Subaccount" has the meaning set forth in the Indenture.
           ------------------

          "Sale Agreement" has the meaning set forth in the Indenture.
           --------------

          "Schedule Revision Date" has the meaning set forth in the Indenture.
           ----------------------

          "Series" has the meaning specified in the Indenture.
           ------

          "Series Issuance Date" has the meaning specified in the Indenture and
           --------------------
the applicable Series Supplement.

          "Series Supplement" has the meaning specified in the Indenture.
           -----------------

          "Transferred Intangible Transition Property" has the meaning specified
           ------------------------------------------
in the Sale Agreement.

          "Transition Bonds" has the meaning specified in the Indenture.
           ----------------

          "Transition Bond Balance" has the meaning specified in the Indenture.
           -----------------------

          SECTION 2. Adjustment Date Statements. For each Adjustment Date, the
                     --------------------------
Servicer will provide to the Issuer and the Bond Trustee a statement indicating
(i) the Transition Bond Balance and the Projected Transition Bond Balance for each Series as of the immediately preceding Payment Date, (ii) the amount on deposit in the Overcollateralization Subaccount and the Calculated

Overcollateralization Level as of the immediately preceding Payment Date, (iii) the amount on deposit in the Capital Subaccount and the Required Capital Amount as of the immediately preceding Payment Date, (iv) the Projected Transition Bond Balance for each Payment Date prior to the next Adjustment Date and the Servicer's projection of the Transition Bond Balance as of each Payment Date prior to the next Adjustment Date, (v) the [Calculated Overcollateralization Level] [Required Overcollateralization Amount] for each Payment Date prior to the next Adjustment Date and the Servicer's projection of the amount on deposit in the Overcollateralization Subaccount as of each Payment Date prior to the next Adjustment Date, (vi) the Required Capital Amount for each Payment Date prior to the next Adjustment Date and the Servicer's projections of the amount on deposit in the Capital Subaccount as of each Payment Date prior to the next Adjustment Date and (vii) the projected ITC Collections from the Payment Date immediately preceding the Adjustment Date through the next Adjustment Date.

          SECTION 3. Remittance Date Statements. On or before each Remittance
                     --------------------------
Date, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Bond Trustee for deposit on such Remittance Date pursuant to
Section 5.10 of the Servicing Agreement and the Indenture.

          SECTION 4. Payment Date Statements. At least three Business Days
                     -----------------------
before each Payment Date for each Series of Transition Bonds, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the amounts to be paid to Holders of Transition Bonds of such Series pursuant to
Section 8.02(d) of the Indenture, as well as all other amounts to be paid pursuant to Section 8.02(d) of the Indenture.

          SECTION 5. Intangible Transition Charges Adjustments. (a) Prior to
                     -----------------------------------------
each Calculation Date, the Servicer shall calculate (i) the Transition Bond Balance as of the Payment Date immediately preceding such Calculation Date (a written copy of which shall be delivered by the Servicer to the Bond Trustee within five days following such Calculation Date) and (ii) the revised Intangible Transition Charges with respect to the Transferred Intangible Transition Property for the then-current Regulatory Period and any subsequent Regulatory Periods until a Payment Date occurs, such that the Servicer projects that ITC Collections will be sufficient so that (w) the outstanding principal balance of each outstanding Series will equal the amount provided for in the Expected Amortization Schedule therefor, (x) the amount on deposit in the Overcollateralization Subaccount will equal the [Calculated Overcollateralization Level] [Required Overcollateralization Amount], (y) the amount on deposit in the Capital Subaccount will equal the Required Capital Amount and (z) the amount on deposit in the Reserve Subaccount will equal zero, in each case by the Payment Date immediately preceding the next Adjustment Date or, during the period when Adjustment Dates occur monthly, the [ ]th day of the calendar month in which the next Adjustment Date occurs, in each case taking into account the Available Reserve Amount.

          (b) In order to obtain approval of each annual adjustment as expeditiously as possible, on October 1 of each year the Servicer will file an Adjustment Request with the PUC which will include a schedule of actual ITC Collections for the nine months ended August 31, together with an estimate of ITC Collections for the three months ending on the immediately following [ ], and the estimated Intangible Transition Charges for the following year. On [ ], the Servicer will file with the PUC a schedule of actual ITC Collections as of

[ ], replacing the estimates submitted on October 1, and the actual Intangible Transition Charges for the following year. Interim adjustments beginning twelve months before the Expected Final Payment Date of the last Series or Class of the Transition Bonds will not reflect updated assumptions of projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to Intangible Transition Property and the Transition Bonds. Beginning twelve months before the Expected Final Payment Date of the last Series or Class of the Transition Bonds, the PUC will permit each Adjustment Request to become effective within 15 days after filing. The adjustment process will continue until the earlier of the final payment of all Series of Transition Bonds and [ ].

          (c) The Servicer shall (i) take all reasonable actions and make all reasonable efforts in order to effectuate such revision to such Intangible Transition Charges and (ii) promptly send to the Bond Trustee copies of all material notices and documents relating to such.

          SECTION 6. Servicer Advances. The Servicer shall not make any advances
                     -----------------
of interest or principal on the Transition Bonds of any Series.

          SECTION 7. Schedule Revision Date Schedules. Prior to each Schedule
                     --------------------------------
Revision Date, the Servicer shall deliver to the Issuer replacement Schedules A and replacement Schedules B to each Series Supplement to which such Schedule Revision Date applies, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Calculated Overcollateralization Level and the Expected Amortization Schedule for each Payment Date applicable thereto; provided, however, that no such replacement Schedule A or Schedule B shall be required with respect to a Series if the event giving rise to such Schedule Revision Date is a redemption of the Transition Bonds of such Series in whole.